EXHIBIT  23.1



                  INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Avondale Industries, Inc. on Form S-3 of our report dated February 17, 1997, appearing in the Prospectus which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



                                   Deloitte & Touche, LLP


New Orleans, Louisiana
March 12, 1997